Exhibit B-19(a)

                          State of Delaware
                  Office of the Secretary of State

                                                       PAGE 1

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF INCORPORATION OF "ENTERGY

POWER INTERNATIONAL CORPORATION", FILED IN THIS OFFICE ON THE

EIGHTEENTH DAY OF DECEMBER, A.D. 1996, AT 12 O'CLOCK P.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                 Edward J. Freel, Secretary of State

                         AUTHENTICATION:

                         8248749
                         DATE:
                         12-18-96

                    CERTIFICATE OF INCORPORATION
                                 OF
               ENTERGY POWER INTERNATIONAL CORPORATION

THE UNDERSIGNED, in order to form a corporation hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Entergy Power International
Corporation.

SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as presently in effect or as it may hereinafter be amended.

FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 10,000 shares of capital stock having no par value per share and of one class; such class is hereby designated as common stock.

FIFTH: No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any share of its capital stock, but all such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable, subject only to such limitations as may be imposed in this Certificate of Incorporation or in any amendment thereto.

SIXTH: An annual meeting of stockholders shall be held for the election of Directors and the transaction of such other business as may properly come before said meeting. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware or for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the Chairman of the Board, the President, or the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. Except as otherwise provided herein, any such annual or special meeting of stockholders shall be held on a date and at a time and place as may be designated by or in the manner provided in the By-Laws.

SEVENTH: The name and mailing address of the Incorporator is Thomas
C. Havens, c/o Mayer, Brown & Platt, 1675 Broadway, New York, New
York 10019-5820.

EIGHTH: The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than ten (10). Within such limits, the number of Directors shall be fixed and may be altered from time to time, as provided in the By-Laws. Election of Directors need not be by ballot unless the By-Laws so provide. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the Corporation, except as herein provided, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have/qualified. Vacancies occurring among the Directors (other than in the case of removal of a Director) shall be filled by a majority vote of the Directors then in office with the consent of the holders of a majority of the issued and outstanding common stock of the Corporation, or by the sole remaining Director with the consent of the holders of a majority of the issued and outstanding common stock of the Corporation, or by resolution duly adopted by the holders of a majority of the issued and outstanding common stock of the Corporation, at a special meeting held for such purpose, or by action taken in lieu of such meeting, or at the next annual meeting of stockholders following any vacancy. At any meeting of stockholders of the Corporation called for the purpose, the holders of a majority of the issued and outstanding shares of the common stock of the Corporation may remove from office, with or without cause, any or all of the Directors and the successor of any Director so removed shall be elected by the holders of a majority of the issued and outstanding common stock of the Corporation at such meeting or at a later meeting.

NINTH: All corporate powers shall be exercised by the Board of Directors of the Corporation except as otherwise provided by law or by this Certificate of Incorporation or by any By-Laws from time to time passed by the stockholders (provided, however, that no By-Law so created shall invalidate any prior act of the Directors which was valid in the absence of such By-Law). In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized (a) to make, alter, amend, and repeal the By-Laws of the Corporation, subject to the power of the stockholders to alter, amend or repeal such ByLaws; (b) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; (c) to determine the use and disposition of any surplus or net profits; and (d) to fix the times for the declaration and payment of dividends.

TENTH: Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular, special or committee meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ELEVENTH: When and as authorized by the affirmative vote of the holders of a majority of the common stock of the Corporation, issued and outstanding, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the common stock of the Corporation issued and outstanding, the Board of Directors may cause the Corporation to sell, lease or exchange all or substantially all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

TWELFTH: The Board of Directors may not cause the Corporation to merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation shall have been authorized by the affirmative vote of the holders of a majority of the common stock of the Corporation, issued and outstanding, given at a stockholders' meeting called for that purpose, or authorized by the written consent of the holders of a majority of the common stock of the Corporation issued and outstanding.

THIRTEENTH: To the fullest permitted by the laws of the State of Delaware, or any other applicable law presently or hereafter in affect, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of his duties. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

FOURTEENTH: If after the date of adoption of this Certificate of Incorporation any provision of this Certificate of Incorporation is invalidated on any grounds by any court of competent jurisdiction, then only such provision shall be deemed inoperative and null and void and the remainder of this Certificate of Incorporation shall not be affected thereby.

FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, Directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand this lath day of, December, 1996.

Incorporator:

Thomas C. Havens
Mayer, Brown & Platt
1675 Broadway
New York, New York 10019-5820

In the presence of:

                          State of Delaware

                  Office of the Secretary of State

                                             PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

       DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

       COPY OF THE CERTIFICATE OF AMENDMENT OF "ENTERGY POWER

INTERNATIONAL CORPORATION", CHANGING ITS NAME FROM "ENTERGY

POWER INTERNATIONAL CORPORATION" TO ENTERGY POWER ESEBA

CORPORATION", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF

MARCH A.D. 1997, AT 12:30 O'CLOCK P.M.









   _______________
Edward J. Freel, Secretary of
State

AUTHENTICATION:
      8372406

DATE:
        03-13-97

                      CERTIFICATE OF AMENDMENT
                                 OF
                    CERTIFICATE OF INCORPORATION

         ENTERGY POWER INTERNATIONAL CORPORATION, a

         corporation organized and existing under and by, virtue of the

         Corporation Law of the State of Delaware,

         DOES HEARTY CERTIFY:

         FIRST:That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ENERGY POWER
INTBRNATIONAL CORPORATION be amended by changing Article 1. thereof so that, as amended, said Article shall be and read as follows:

I. The name of the corporation is Entergy Power ESEBA Corporation.

SECOND: That its lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General
Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHREOF, said ENERGY POWER INTERNTIONAL CORPORATION has caused this certificate to be signed by Michael G. Thompson, its Senior Vice President this thirteenth day of March, 1997.

ENERGY POWER INTERNATIONAL CORPORATION


By: ___________________
      Michael G. Thomspon
Its: Senior Vice President

                          State of Delaware

                  Office of the Secretary of State

                                             PAGE 1

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE

    DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AN

    COPY OF THE CERTIFICATE OF AMENDMENT OF "ENTERGY POWE

    CORPORATION", CHANGING ITS NAME FROM "ENTERGY POWER E

    CORPORATION" TO "ENTERGY POWER GENERATION CORPORATION

    THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D.

    12:30 O'CLOCK P.M.

   A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FOR

    THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING


Eclzoar(l J. Freel, Secretary of State

AUTHENTICATION:
               8620212

DATE:

                 08-22-97

                      CERTIFICATE OF AMENDMENT
                                 OF
                    CERTIFICATE OF INCORPORATION
                                 OF
                   ENTERGY POWER ESEBA CORPORATION

          ENTERGY POWER ESEBA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the"Corporation"),

         DOES HEREBY CERTIFY:

     FIRST: The Amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved Corporation's Board of Directors, consented to in writing thereon pursuant to Section 228 of the General Corporation Law of the State of Delaware and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Certificate of Incorporation of ENTERGY POWER
ESEBA CORPORATION be amended (the "Amendment") by deleting Article I in its entirety and replacing it by the following Article I:

''ARTICLE: I. The name of the corporation is Entergy Power Generation Corporation."

SECOND: That in lieu of a meeting and vote of stockholders, amendment has been consented to in writing by the Corporation stockholders in accordance with the provisions of Section 228 of General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Barry A. Weiss, its Assistant Secretary this 21st day of August, 1997.


ENTERGY POWER ESEBA CORPORATION


By:

Barry A. Weiss
Its: Assistant Secretary

                          State of Delaware

                  Office of the Secretary of State

                                             PAGE 1

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE

    DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND

    CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENTERGY

    POWER GENERATION CORPORATION", FILED IN THIS OFFICE ON THE

    TWENTY-SECOND DAY OF MARCH, A.D. AT 5:30 O'CLOCK P.M.

   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

    THE NEW CASTLE COUNTY RECORDER OF DEEDS.


Harriet Smith Windsor,  Secretary of State

AUTHENTICATION:
               1042009

DATE:

                 03-23-01

                      CERTIFICATE OF AMENDMENT
                                 OF
                    CERTIFICATE OF INCORPORATION
                                 OF
                ENTERGY POWER GENERATION CORPORATION


          ENTERGY POWER GENERATION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said
Corporation:

          RESOLVED: That the Certificate of Incorporation of ENTERGY POWER GENERATION CORPORATION be amended by changing Article Fourth thereof so that, as amended, said Article shall read in its entirety as follows:

          "FOURTH: The total number of shares which the Corporation shall have authority to issue is three thousand (3,000) shares of common stock, of which one thousand five hundred (1,500) shares shall be Class A Common Stock, no par value ("Class A Common Stock"), and one thousand five hundred (1,500) shares shall be Class B Common Stock, no par value ("Class B Common Stock").

          (1)  Rights of Class A Common Stock and Class B Common
Stock.

          (a) Each share of Class A Common Stock shall be deemed to include and shall have all of the rights, preferences, privileges and immunities of the previously authorized Common Stock, par value $.10 per share, of the Corporation, and have the right to cast one vote for each share on all matters upon which stockholders are entitled to vote. Except as otherwise set forth herein or as expressly provided by law, each share of Class B Common Stock shall have only those rights, preferences, privileges and immunities as determined by resolution of the Board of Directors of the Corporation; provided, that none of said shares shall possess the right to vote on matters submitted to stockholders, unless (and then only to the extent) otherwise expressly provided by law.

          (b) The holders of Class A Common Stock and Class B Common Stock shall be entitled to such dividends or other distributions as the Board of Directors shall determine in its discretion, and nothing contained herein shall be deemed to require that a dividend or distribution that is to be made to the holders of either the Class A Common Stock or Class B Common Stock share require that a like and simultaneous dividend or distribution be made both to the holders of the Class A Common Stock and to the holders of the Class B Common Stock.

          (c) If the Corporation in any manner subdivides or combines the outstanding shares of one series of common stock, the outstanding shares of the other series of common stock will be proportionately subdivided or combined.

          (d) In the event that the Class B Common Stock shall be entitled to vote as a class with respect to any action under the provisions of the General Corporation Law of the State of Delaware, the vote or concurrence of the holders of a majority of the outstanding shares of Class B Common Stock shall be required for approval of such action. In the event that the Class A Common Stock and the Class B Common Stock shall be entitled to vote together as a single class with respect to any action under the provisions of the General Corporation Law of the State of Delaware, the vote or concurrence of the holders of a majority of the aggregate outstanding shares of Class A Common Stock and Class B Common Stock shall be required for approval of such action.

          (2)  Conversion of Class B Common Stock Shares.

          (a) Subject to and upon compliance with the provisions of this Paragraph (2), (i) each record holder of Class B Common Stock shall be entitled at any time and from time to time to convert any or all of the shares of Class B Common Stock held by it into the same number of shares of Class A Common Stock and (ii) the Board of Directors may by resolution convert all of the issued and outstanding shares of Class B Common Stock into the same number of shares of Class A Common Stock.

          (b) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time the rights of the holder of the converted Class B Common Stock (or specified portion thereof) as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. Promptly after such surrender, the Corporation will issue and deliver (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) if necessary, a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

          (c) The Corporation shall at all times reserve and keep available, out of its authorized but unissued capital stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, a full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding shares of Class B Common Stock. Upon the conversion of the shares of Class B Common Stock into shares of Class A Common Stock, such shares of Class B Common Stock shall be retired and shall not be reissued. Promptly after the retirement of all of the shares of Class B Common Stock, the Corporation shall execute, acknowledge and file a certificate with the Secretary of State of the State of Delaware to such effect, and thereafter, upon such certificate being declared effective, the Certificate of Incorporation shall be further amended without further action to eliminate all reference to the Class B Common Stock.

          (3)  Redemption of Class B Common Stock.

          The Board of Directors may at any time, with or without notice to the holders of the Class B Common Stock, redeem all or any portion of the outstanding shares of Class B Common Stock at a redemption price per share not less than the price per share of the Class B Common Stock so redeemed.

          (4)  Change of Existing Common Stock.

          Effective as of October 26, 2000, all of the issued and outstanding shares of the existing Common Stock of the Corporation, par value $.10 per share, shall be changed and converted into one (1) share of Class A Common Stock, having the terms specified in this Article Fourth.

          SECOND: That in lieu of a meeting and vote of shareholders, the shareholders have given unanimous written consent to said amendment in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said ENTERGY POWER GENERATION
CORPORATION has caused this Certificate to be signed by Michael P. Childers, its Vice President, and attested to by Michael G. Thompson, its Secretary, effective the 26th day of October, 2000.


                         ENTERGY POWER GENERATION CORPORATION



                         By:
                              Michael P. Childers, Vice President

ATTEST:

By:
     Michael G. Thompson, Secretary